EXHIBIT 10.1

                                 FIRST AMENDMENT
                                       TO
                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

         This Agreement is made and entered into as of the 26th day of March, 1996, to be effective as of January 1, 1996, by and between BISCAYNE APPAREL, INC., a Florida corporation (the "Company"), and TRIVEST, INC., a Delaware corporation (the "Manager").

                             PRELIMINARY STATEMENTS:

         A. The Company and the Manager are parties to an Amended and Restated Management Agreement, dated as of November 30, 1995, pursuant to which the Manager serves as the sole and exclusive manager of and consultant to the Company's business (the "Management Agreement").

         B. The Company intends to enter into an Amended and Restated Credit Agreement and Guaranty, dated as of March 28, 1996 (the "Credit Agreement"), among the Company, Biscayne Apparel International, Inc., Mackintosh of New England Co., M&L International, Inc., the lenders signatory to the Credit Agreement, Chase Manhattan Bank, N.A., as lender and agent, and Milberg Factors, Inc., as lender and servicing agent.

         C. The Company has issued to the Manager a Warrant, dated March 26, 1996, to purchase 200,000 shares of the Company's common stock in consideration of the Manager entering into this Agreement (the "Warrant").

         D. The parties desire (at the request of the lenders under the Credit Agreement) to amend the Management Agreement with respect to the annual base cash compensation payable to the Manager thereunder.

                                   AGREEMENT:

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. PREAMBLE AND RECITALS; DEFINED TERMS. The preamble and recitals hereinabove set forth are incorporated herein and made a part hereof. Except as otherwise provided herein, capitalized terms used in this First Amendment to the Amended and Restated Management Agreement shall have the meanings ascribed thereto in the Management Agreement or the Credit Agreement.

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         2. AMENDMENT TO SECTION 6.1 OF THE MANAGEMENT AGREEMENT. Effective from and after January 1, 1996, Section 6.1 of the Management Agreement is hereby amended and restated in its entirety as follows:

            6.1 MANAGEMENT FEE.

                (a) During the period from January 1, 1996 through December 31, 1996, the Manager shall receive annually with respect to the management of the business operations of the Company and its subsidiaries, a cash consulting fee equal to $180,000 (the "Minimum Base Compensation"), payable in advance in equal quarterly installments.

                (b) From January 1, 1997 through the remaining term of the Agreement, the Manager shall receive annually with respect to the management of the business operations of the Company and its subsidiaries, a base cash consulting fee of $380,000, payable in advance in equal quarterly installments ("Base Compensation"); provided, that, in the event that a Default or Event of Default shall occur and be continuing during such period, the payment of the Base Compensation in excess of the Minimum Base Compensation shall be deferred until such Default or Event of Default is cured (the "Deferred Base Compensation"). The payment of any Deferred Base Compensation will be subordinated to any and all obligations of the Borrowers to the agents and lenders under the Credit Agreement. The Base Compensation shall be adjusted annually to reflect any increase from the previous year in the Consumer Price Index for the Miami, Florida area. The Company acknowledges that the determination of the amount of the Base Compensation payable to the Manager hereunder is based upon the Company's present business activities.

                (c) The $200,000 difference between the Base Compensation and the Minimum Base Compensation is referred to as the "1996 Reduction Amount." Assuming the combined pretax income plus management fees, corporate expense and amortization of goodwill ("Operating Income") of the Company's Andy Johns Fashions International divisions and Mackintosh of New England, Co. subsidiary exceeds 75% of the actual 1993 Operating Income of $3,400,000 (or $2,550,000), the Manager shall have the option to receive a cash payment of an amount (the "Cash Payment of the 1996 Reduction Amount") equal to 1% of the 1996 Reduction Amount for each 1% of excess Operating Income earned in 1996, 1997 or 1998 above $2,550,000. The aggregate Cash Payment of the 1996 Reduction Amount shall not exceed the remainder of (x) the 1996 Reduction Amount minus (y) the number of shares of Warrant Stock (as defined in the Warrant) issued to the Manager under the Warrant.

            3. AFFIRMATION. In all other respects the Management Agreement is affirmed.

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         IN WITNESS WHEREOF, the undersigned have caused this First Amendment to
Amended and Restated Management Agreement to be executed as of the date first above written.

                                                 BISCAYNE APPAREL, INC.


                                                 By:_______________________
                                                    Earl W. Powell
                                                    Chairman of the Board


                                                 TRIVEST, INC.


                                                 By:_______________________
                                                    Phillip T. George, M.D.
                                                    Chairman of the Board

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